EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 22, 2003 in the registration statement on Form SB-2 of BIB Holdings, Ltd. submitted to the Securities and Exchange Commission on January 23, 2004.




/s/ Chavez & Koch, CPA's

January 23, 2004
Henderson, NV